FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

ir@geoi.net

GEORESOURCES, INC. REPORTS 2005 RESULTS AND

 OPERATING UPDATE

Williston, ND, March 30, 2006 – GeoResources, Inc. (Nasdaq: GEOI) today reported 2005 net income increased to $2,179,473 or $0.58 per share on revenue of $7,994,659 compared to 2004 net income of  $1,105,846 or $0.30 per share on revenue of $6,820,125.  Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the year was $3,346,822, a 55% increase from the prior year.

For the fourth quarter, the company reported net income of $482,147 or $0.13 per share on revenue of $1,910,989 versus net income of $369,459 or $0.10 per share on revenue of $2,227,885 in the fourth quarter of 2004.  EBITDA for the quarter was $731,435.

Oil and gas revenue was $5,824,049 on production of 120,714 net BOE, for an average realized price of $48.25 per BOE.  In 2004 the company generated $4,452,114 of revenue on 123,831 BOE, an average of $35.95 per BOE. The oil and gas business segment generated $2,964,640 of operating income before SG&A in 2005 versus $1,949,529 of operating income before SG&A in 2004.  Proved reserves increased 26% to 3,045,000 BOE at year-end 2005 versus 2,407,000 BOE at year-end 2004.  The standardized measure of discounted future cash flows increased to $30,756,000 due to higher year-end commodity prices.

The Company’s leonardite business reported an operating loss before SG&A of $167,567 on $810,738 of revenue in 2005.  However, net income includes a gain of $497,743 on involuntary conversion of the leonardite facility, which was damaged by a fire in May 2005.  The Company is reviewing engineering and design work to determine the most cost effective way to repair the leonardite facility.  At this time, the Company has not determined an actual date to begin restoration.  Management expects insurance proceeds to cover substantially all of the restoration costs.

GeoResources’ drilling subsidiary, Western Star Drilling Company, reported an operating loss before SG&A of $50,233 on revenue of $1,359,872 in 2005 versus an operating loss before SG&A of $60,019 on revenue of $1,077,367 in 2004.  Western Star drilled a total of 10 wells in 2005, including two wells for GeoResources’ account, up from six wells drilled in 2004 with one for GeoResources.  Both of the wells drilled for GeoResources in 2005 were drilled in the fourth quarter.

The company also reported the drilling and completion of the Anderson 41-25 #3.  This development well is located in the Leonard Field of Bottineau County, North Dakota and was completed in January 2006.  The Anderson 41-25 #3 produced 28 days in February resulting in 2,130 barrels of oil and 6,374 barrels of water.  The company owns a 100% working interest in this well.

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us.  Our measure of EBITDA may not be the same as similar measures described by other companies.  EBITDA is calculated as follows:

	Quarter Ended	Year Ended
	December 31, 2005	December 31, 2005

Net income (Unaudited)	$ 482,147	$ 2,179,473

Add back
Interest expense	17,467	87,592
Income tax	54,601	293,601
Depreciation and amortization	177,220	786,156
EBITDA	$ 731,435	$ 3,346,822

About GeoResources, Inc.

GeoResources, Inc., a Williston, North Dakota based natural resources company is engaged in three principal business segments – oil and gas exploration and production; oil and gas drilling; and mining and processing to make leonardite-based products.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2005, for meaningful cautionary language disclosure.

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

ASSETS

CURRENT ASSETS:	2005	2004
Cash and equivalents	$ 1,669,882	$ 715,551
Trade receivables, net	1,109,202	1,030,716
Inventories	236,081	235,405
Prepaid expenses	38,738	65,762
Total current assets	3,053,903	2,047,434

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the full cost method
of accounting:
Properties being amortized	27,842,549	25,997,466
Properties not subject to amortization	202,257	213,921
Drilling rig and equipment	1,607,094	1,533,838
Leonardite plant and equipment	854,789	3,284,466
Other	790,100	756,535
	31,296,789	31,786,226
Less accumulated depreciation, depletion,
amortization and impairment	(19,650,972)	(21,113,489)
Net property, plant and equipment	11,645,817	10,672,737

TOTAL ASSETS	$ 14,699,720	$ 12,720,171

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,152,532	$ 996,624
Accrued expenses	293,505	382,693
Income taxes payable	64,000	--
Current portions of capital lease obligations	41,549	64,286
Current maturities of long-term debt	523,941	518,750
Total current liabilities	2,075,527	1,962,353

CAPITAL LEASE OBLIGATIONS, less current portions	13,298	54,847
LONG-TERM DEBT, less current maturities	177,638	1,205,729
ASSET RETIREMENT OBLIGATIONS	2,324,690	1,893,510
DEFERRED INCOME TAXES	753,000	524,000
Total liabilities	5,344,153	5,640,439

CONTINGENCIES (NOTE J)

STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share; authorized
10,000,000 shares; issued and outstanding, 3,765,269
and 3,723,977 shares, respectively	37,653	37,240
Additional paid-in capital	391,881	295,932
Retained earnings	8,926,033	6,746,560
Total stockholders' equity	9,355,567	7,079,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 14,699,720	$ 12,720,171

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
OPERATING REVENUES:
Oil and gas	$ 5,824,049	$ 4,452,114	$ 3,614,592
Leonardite	810,738	1,290,644	822,219
Drilling	1,359,872	1,077,367	406,141
	7,994,659	6,820,125	4,842,952

OPERATING COSTS AND EXPENSES:
Oil and gas production	2,303,238	1,922,479	1,786,379
Leonardite operations	907,943	1,168,148	850,373
Drilling costs	1,258,258	1,009,051	369,869
Depreciation, depletion and amortization	786,156	842,658	759,907
Selling, general and administrative	660,204	594,017	537,141
	5,915,799	5,536,353	4,303,669
Operating income	2,078,860	1,283,772	539,283

OTHER INCOME (EXPENSE):
Interest expense	(87,592)	(91,363)	(84,432)
Interest income	18,649	10,697	8,362
Gain on involuntary conversion of Leonardite facility	497,743	--	--
Other, net	(34,586)	20,027	18,898
	394,214	(60,639)	(57,172)
Income before income taxes	2,473,074	1,223,133	482,111

INCOME TAX EXPENSE	293,601	117,287	12,548
Income before cumulative effect
of change in accounting principle	2,179,473	1,105,846	469,563
Cumulative effect on prior years of accounting
change, net of tax	--	--	(23,000)
Net income	$ 2,179,473	$ 1,105,846	$ 446,563

EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$ .58	$ .30	$ .13
Cumulative effect of accounting change	--	--	(.01)
Net income, basic	$ .58	$ .30	$ .12

Income before cumulative effect of accounting change	$ .57	$ .30	$ .13
Cumulative effect of accounting change	--	--	(.01)
Net income, diluted	$ .57	$ .30	$ .12

Weighted average number of shares outstanding	3,744,488	3,723,977	3,748,396
Dilutive potential shares –
Stock options	81,942	--	--
Adjusted weighted average shares	3,826,430	3,723,977	3,748,396